Exhibit 10.1

Notice of Grant of Stock Options and Option Agreement	Emerson Electric Co. 8000 W Florissant Avenue / P.O. Box 4100 St. Louis, MO 63136-8506 314 553-2325

First M. Last Address City State Zip Country	ID xxx-xx-xxxx

Effective ______________, 20__, you have been granted an Incentive Stock Option to buy _______ shares of Emerson Electric Co. (the Company) stock at $_________ per share.

Option Number:	0000000000xxx
Plan:	20____
Grant Date:	______________
Granted:	______________
Grant Price:	$_____________
Total Option Price of the Shares Granted:	$_____________
Expiration Date:	______________
Vesting Schedule:	_____ on ______________
_____ on ______________
_____ on ______________

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Signature:	______________________________________	Date: ________________
Emerson Electric Co.

Signature:	______________________________________	Date: ________________
First M. Last

INCENTIVE STOCK OPTION AGREEMENT

UNDER

EMERSON ELECTRIC CO.

2001 STOCK OPTION PLAN

WITNESSETH THAT:

WHEREAS, the Board of Directors of Emerson Electric Co. (“Board of Directors”) has adopted the Emerson Electric Co. 2001 Stock Option Plan (the “Plan”) pursuant to which options covering an aggregate of ten million (10,000,000) shares of the Common Stock of Emerson Electric Co. (the “Company”) may be granted to key employees of the Company and its subsidiaries; and

WHEREAS, the person to whom this option is granted (“Optionee”) is a key employee of the Company or one or more of its divisions, subsidiaries or affiliates (collectively, “Emerson”); and

WHEREAS, the Company desires to grant to Optionee the option to purchase certain shares of its stock under the terms of the Plan, which option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter referred to as an “Incentive Stock Option”); and

WHEREAS, Optionee agrees and acknowledges that the grant of said option is valuable consideration; and

WHEREAS, Optionee has executed the attached Notice of Grant of Stock Options and Option Agreement (the “Notice Agreement”) verifying Optionee’s agreement to and acceptance of all of the terms and conditions set forth in this Incentive Stock Option Agreement (the “Agreement”).

NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

1. Grant Subject to Plan. This option is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms and provisions are incorporated herein by reference. The Compensation Committee (“Committee”) of the Board of Directors has been appointed by the Board of Directors, and designated by it, as the Committee to make grants of options.

2. Grant and Terms of Option. Pursuant to action of the Committee, the Company hereby grants to Optionee the option to purchase all or any part of the number of shares of the Common Stock of the Company, par value of $.50 per share (“Common Stock”) set forth in the Notice Agreement for a period of ten (10) years from the date hereof, at the purchase price designated in the Notice Agreement; provided, however, the right to exercise such option shall be, and is hereby, restricted so that the shares to which this option relates may not be purchased prior to the Vesting Date assigned to each of the shares as set forth in the Notice

2

Agreement. The foregoing right to exercise is subject to the provisions of Section 6 hereof. Notwithstanding the foregoing, in the event of a Change of Control (as hereinafter defined) Optionee may purchase 100% of the total number of shares to which this option relates. In no event may this option or any part thereof be exercised after the expiration of ten (10) years from the date hereof. The purchase price of the shares subject to the option may be paid for (a) in cash, (b) in the discretion of the Committee, by tender, either actually or by attestation, to the Company of shares of Common Stock already owned by Optionee and registered in his name or held for his benefit by a registered holder, having a fair market value equal to the cash exercise price of the option being exercised, or (c) in the discretion of the Committee, by a combination of methods of payment specified in clauses (a) and (b), all in accordance with Paragraph 7 of the Plan. No shares of Common Stock may be tendered in exercise of this option if such shares were acquired by Optionee through the exercise of an Incentive Stock Option or an employee stock purchase plan described in Section 423 of the Internal Revenue Code of 1986, as amended, unless (a) such shares have been held by Optionee for at least one (1) year, and (b) at least two (2) years have elapsed since such Incentive Stock Option was granted. For the purposes of this Agreement, a Change of Control means:

(i) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Board” and, as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

(iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation would not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

3

3. Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, split-offs, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement.

4. Investment Purpose. If the shares subject to the Plan are not registered under the Securities Act of 1933, Optionee acknowledges that a restrictive legend, in substantially the following form, will be printed on the certificates representing the shares acquired by Optionee on exercise of all or any part of this option:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, but have been issued or transferred to the registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of law, unless (a) the issuer shall have received an opinion of its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a ‘no-action’ letter from the staff of the Securities and Exchange Commission, or (c) the shares are registered under said Act.”

5. Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The option may be exercised during Optionee’s lifetime only by Optionee.

6. Termination of Employment. In the event that notice of employment termination is provided by Optionee, which notice shall be deemed for purposes of the Plan as termination of employment of Optionee, or in the event of the termination of employment of Optionee for any reason, other than by death which is subject to Section 7 herein, the Plan shall govern whether and the extent to which the option granted may be exercised; provided, that if Optionee exercises this option while employed by a joint venture of the Company or of a subsidiary and after more than three (3) months after transfer of employment from the Company or a subsidiary to such joint venture, this option shall not be an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended. For purposes of this Section, a divestiture by the Company of 100% of its interest in Optionee’s employer shall constitute a termination of employment of Optionee.

7. Death of Optionee. In the event of the death of Optionee while Optionee is employed by Emerson or after termination of employment to the extent an option is still exercisable under Section 6 of this Agreement, the option theretofore granted may be exercised, to the extent exercisable at the date of death, by a legatee or legatees under the option holder’s

4

last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after ten (10) years from the date of granting thereof.

8. Shares Issued on Exercise of Option. It is the intention of the Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares, or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

9. Committee Administration. This option has been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

10. Option An Incentive Stock Option. The option granted hereunder is intended to be, and will be treated as, an Incentive Stock Option.

11. No Contract of Employment. Nothing contained in this Agreement shall be considered or construed as creating a contract of employment for any specified period of time. The employment relationship shall continue to be at the will of both parties, either of which may terminate the employment relationship at any time for any reason.

12. Confidential Information and Inventions.

(a) During Optionee’s employment with Emerson and thereafter, Optionee shall keep confidential, and not use or disclose to any third-parties, except as required for Optionee to perform Optionee’s employment responsibilities, any confidential, proprietary and/or trade secret information of or relating to Emerson (“Confidential Information”). All Emerson records, documents and information obtained by or provided to Optionee, or to which Optionee has or had access, or otherwise made, produced or compiled by Optionee during Optionee’s employment with Emerson, which contain any Confidential Information, regardless of the medium in which it is preserved, are the sole and exclusive property of Emerson and shall be given to Emerson at Emerson’s request or upon Optionee’s departure from Emerson.

(b) All ideas, inventions, discoveries, patents and patent applications (together with all reissuances, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof, and any and all disclosures relating thereto), technology, copyrights, derivative works, trademarks, service marks, improvements, developments, trade secrets, other intellectual property and the like, which are developed, conceived, created, discovered, learned, produced and/or otherwise generated by Optionee, whether individually or otherwise, during Optionee’s employment with Emerson, whether or not during working hours, that relate to (i) the business and/or activities of Emerson or which may be of interest to Emerson in its business, (ii) Emerson’s anticipated research or development, or (iii) any work performed by Optionee for Emerson, shall be the sole and exclusive property of Emerson, and Emerson shall own any and all right, title and interest to such. Optionee assigns and agrees to assign any and all of the

5

foregoing to Emerson, whenever requested to do so by Emerson, at Emerson’s expense, and Optionee agrees to execute any and all applications, assignments or other instruments which Emerson deems desirable or necessary to protect such interests. Optionee shall prepare, keep and maintain detailed and current dated and witnessed records of all of Optionee’s inventions, and shall disclose the details of such inventions to Emerson.

13. Restrictions. During Optionee’s employment with Emerson and for twelve (12) months after the later of Optionee’s last day of employment with Emerson or any exercise of this option, Optionee will not, directly or indirectly, on Optionee’s own behalf or on behalf of anyone else, (a) compete, or assist in any activity which competes, with the business of Emerson in which Optionee was employed or involved, or regarding which Optionee had any Confidential Information, at any time during Optionee’s final two (2) years of employment, (b) solicit, encourage to leave employment, hire, or assist anyone else to solicit, encourage to leave employment or hire, any Emerson employee, or (c) induce or attempt to induce, or assist anyone else to induce or attempt to induce, in competition against Emerson, any customer of Emerson regarding which Optionee had any Confidential Information at any time during Optionee’s final two (2) years of employment, to divert its business from, or reduce or discontinue its business with, Emerson. Nothing in this Section 13, however, shall prevent Optionee from (x) owning 2% or less of the outstanding equity securities of a publicly traded entity, or (y) performing his employment duties and responsibilities for and on behalf of Emerson.

14. Severability. Any word, phrase, clause, sentence or other provision hereof which violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make this Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions hereof.

15. Governing Law. This Agreement is made in and shall be construed and administered in accordance with the laws of the State of Missouri, without regard to conflicts of law principles which might otherwise be applied. Any litigation arising out of, in connection with or concerning any aspect of this Agreement shall be conducted exclusively in the State or Federal courts in the State of Missouri, and Optionee hereby consents to the exclusive jurisdiction of said courts.

16. Remedies.

(a) If Optionee breaches or threatens to breach Section 12, 13 and/or 15 of this Agreement, the Company shall be entitled to injunctive relief enforcing this Agreement in addition to any other legal or equitable rights and remedies it may have. The Company in its sole discretion shall also be entitled to recover from Optionee, in lieu of enforcing Section 13(a) through injunctive relief, the excess of the fair market value of shares subject to any options which have been exercised in the preceding twelve (12) months (or any parts thereof which have been exercised) as of the date of such exercise, over the option price. Optionee shall pay such amount to the Company not later than ten (10) days after the Company has provided Optionee with notice thereof.

6

(b) The Company’s subsidiaries and affiliates are express third party beneficiaries of Sections 12 through 16 of this Agreement.

17. Existing Agreements. Optionee’s obligations under Sections 12 through 16 of this Agreement are in addition to, and do not supersede, Optionee’s obligations under any other agreements that Optionee may have.

7